Exhibit 99.1

Omnicare, Inc. •100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT: Cheryl D. Hodges (859) 392-3331

OMNICARE REPORTS THIRD QUARTER 2005 RESULTS

- Sales and Adjusted Earnings Reach Record Highs –

- Strong Cash Flow from Operations -

- Acquisition Integration Plans Underway -

COVINGTON, Ky., November 2, 2005 – Omnicare, Inc. (NYSE:OCR), the nation's leading provider of pharmaceutical care for the elderly, reported today financial results for its third quarter ended September 30, 2005.

Financial results for the quarter ended September 30, 2005, as compared with the prior-year period, including a restructuring charge and other special items, as well as the accounting change noted below, were as follows:

•	Earnings per diluted share were 54 cents versus 52 cents
•	Net income was $58.5 million as compared with $55.9 million
•	Sales reached $1,455.0 million as compared with $1,053.9 million

Results for both the third quarter 2005 and 2004 include special items (described later herein) of $16.4 million pretax and $5.2 million pretax, respectively. In addition, the diluted earnings per share for all periods reflect the Company's fourth quarter 2004 adoption of Emerging Issues Task Force Issue No. 04-8 (EITF No. 04-8) related to the calculation of diluted earnings per share for contingently convertible securities. Adjusting for these special items and the accounting change, results for the quarters ended September 30, 2005 and 2004, respectively, were as follows:

•	Adjusted earnings per diluted share were 64 cents versus 57 cents
•	Adjusted net income was $68.8 million as compared with $59.1 million
•	Sales reached $1,455.0 million as compared with $1,053.9 million

It should also be noted that, given the appreciation in the Company’s stock price during the third quarter of 2005, the average number of diluted shares outstanding rose to 108,038,000 on a sequential basis, reflecting primarily the dilution related to the Company’s 4% Trust PIERS (4.00% junior subordinated convertible debentures due 2033 underlying Trust Preferred Income Equity Securities), as well as the dilutive impact of stock options. Triggered by average prices above $40.82 for Omnicare stock, dilution on the Trust PIERS is calculated on the treasury stock method of accounting, which calculation, along with the impact of stock options, reduced diluted earnings per share by approximately 2 cents, for the third quarter of 2005.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare's president and chief executive officer, said, "Our results for the third quarter underscore Omnicare’s ongoing transformation and commitment to financial performance. We closed three important acquisitions-RxCrossroads, excelleRx and NeighborCare, the largest in our history. Moreover, we made substantial progress in our integration of NeighborCare as well as in our other initiatives to reduce our costs and enhance productivity. As a result, sales reached a record high and our adjusted third quarter earnings per share were well in line with expectations."

Cash Flow from Operations

Cash flow from operations for the quarter ended September 30, 2005 was $93.5 million versus $38.7 million in the prior-year quarter. Year-over-year cash flow was unfavorably impacted by $39.7 million owing to the continuation of the broad-based delay in receipts from the Illinois Department of Public Aid (Illinois Medicaid). In the third quarter of 2004, a similar slowdown in cash receipts from Illinois Medicaid occurred, impacting cash flow by approximately $18 million, along with an administrative backup in cash receipts of an incremental $13 million from Medi-Cal related to the transfer of licenses for certain of our California pharmacies.

“We were extremely pleased with the strength of our cash flow during the quarter, particularly in light of the continued delays in payments from Illinois Medicaid. We are encouraged by recently announced developments related to new financing initiatives by the State of Illinois and are hopeful they will clear-up the backlog of receivables to all Illinois healthcare providers in the near future,” said Gemunder. “Despite the payment delays from Illinois Medicaid throughout most of the year, the strength and continuity of our cash flow elsewhere have allowed us to carry out our plans and deploy our capital to fund acquisitions and pay down debt.”

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the third quarter of 2005, including the aforementioned special items, was $162.1 million versus $120.5 million in the same quarter of 2004. Excluding the special items, adjusted EBITDA for the 2005 quarter, was $171.0 million versus $125.6 million in the comparable 2004 quarter.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP) to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company's Web site at www.omnicare.com.

It should also be noted that the results of the NeighborCare, excelleRx and RxCrossroads acquisitions are included from the dates such acquisitions closed (July 28, 2005, August 12, 2005 and August 15, 2005, respectively). All three acquisitions are included in the Pharmacy Services Business segment.

Pharmacy Services Business

Omnicare's pharmacy services business generated record revenues of $1,410.7 million for the third quarter, approximately 38% higher than the $1,021.0 million reported in the comparable prior-year quarter. Adjusted operating profit in this business reached $158.2 million, 32% above the $120.0 million recorded in the third quarter of 2004. At September 30, 2005, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,441,000 beds versus approximately 1,071,000 at September 30, 2004, an increase of 35%.

“The exceptional results in our pharmacy services business reflect the continued success of our acquisition strategy in producing strong growth in our core institutional pharmacy business while broadening our platform for future growth”, said Gemunder. “Our sales growth for the quarter was enhanced significantly by the contribution of the NeighborCare, excelleRx and RxCrossroads businesses.

“Strong sales growth in the institutional pharmacy business was attributable not only to the addition of NeighborCare, but also to increased acuity, the expansion of clinical and other service programs, drug price inflation and market penetration of newer branded drugs, offset, in part, by the increasing use of generic drugs.”

“ExcelleRx and RxCrossroads, also welcome additions to Omnicare, serve to leverage the core strengths and businesses of Omnicare while providing substantial new avenues for growth. ExcelleRx, the nation’s largest hospice pharmacy services provider, expands Omnicare’s presence in the rapidly growing hospice business. Its results for the first 50 days of our ownership were very much in line with our expectations. As important, its advanced call center infrastructure, clinical resources and expertise and mail-order capabilities also offer opportunities for future growth in medication therapy management over a broader range of disease states and care settings," said Gemunder. “RxCrossroads, also performing as expected in its early days as part of Omnicare, has significantly expanded our stake in the specialty pharmaceutical services business offering a unique combination of specialty distribution and reimbursement support services, particularly important to the development and commercialization of biopharmaceuticals.

“We are also pleased to report that the integration of NeighborCare is well underway. As expected, the addition of this large base of lower-margin NeighborCare business initially had a dampening effect on operating margins, which was partially offset by the addition of the higher-margin RxCrossroads and excelleRx businesses, as well as the Company’s cost-savings initiatives. As our integration plan proceeds over the next three quarters and cost synergies are realized, we expect our pharmacy operating margin to expand. To date, the integration is on schedule and on track to achieve the synergies that made this important transaction so compelling.”

CRO Business

The Company's CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, Inc., generated revenues of $44.3 million on a GAAP basis for the 2005 third quarter, as compared with the prior-year quarter's revenues of $33.0 million. Included in both periods were reimbursable out-of-pocket expenses totaling $6.5 million in the 2005 period and $4.5 million in the 2004 period. Excluding these reimbursable out-of-pocket expenses, adjusted revenues of $37.8 million in the 2005 third quarter compared with revenues of $28.4 million in the 2004 third quarter. Adjusted operating profit in the 2005 third quarter was $3.8 million versus the $3.2 million earned in the comparable 2004 period. Backlog at September 30, 2005 was $258.3 million.

"Quarterly revenues and operating profit in our larger CRO business, Omnicare Clinical Research, were higher on a year-over-year basis. While the timing of the completion of certain contracts caused some volatility in revenues on a sequential basis, variable operating expenses were reduced, producing expanded margins and consistent operating profit sequentially," said Gemunder. "In addition, the momentum in Clinimetrics’ business began to rebound during the quarter. New business wins and backlog were higher sequentially as were pending proposals, all of which bodes well for Clinimetrics’ future growth."

Special Items

As noted above, results for the third quarter 2005 included certain special items, including a previously announced restructuring charge of approximately $8.9 million pretax ($5.6 million aftertax or 5 cents per diluted share) related primarily to certain costs associated with the NeighborCare integration plan and other productivity initiatives as well as a charge to interest expense of $7.5 million pretax ($4.7 million aftertax, or 4 cents per share) related to the debt extinguishment and new debt issuance costs in connection with the new financing arrangement undertaken to provide interim funding for the NeighborCare, excelleRx and RxCrossroads transactions.

The results for the third quarter of 2004 included a special charge totaling $5.2 million pretax ($3.2 million aftertax or 3 cents per diluted share) in connection with certain state Medicaid audits related to prior periods, lowering gross profit by approximately $2.7 million and increasing selling, general and administrative expenses by $2.5 million.

Nine Month Results

Financial results for the nine months ended September 30, 2005, as compared with the same period of 2004, including restructuring charges and other special items, were as follows:

•	Earnings per diluted share were $1.67 versus $1.65
•	Net income was $178.2 million as compared with $179.8 million
•	Sales reached $3,674.5 million as compared with $3,046.8 million

The first nine months of 2005 included special items totaling approximately $18.8 million pretax ($11.8 million aftertax), including the aforementioned third quarter charges of $16.4 million pretax, along with $2.4 million pretax relating to acquisition expenses pertaining to a proposed transaction that was not consummated, as well as fees and expenses related to the Company’s exchange offer for its old 4.00% junior subordinated convertible debentures due 2033 underlying the Trust Preferred Income Equity Redeemable Securities (Trust PIERS) completed in March 2005. Earnings per share for both year-over-year nine-month periods also reflect the adoption of EITF No. 04-8 as discussed above. Adjusting for the special items and the impact of the accounting change, results for the nine months ended September 30, 2005 and 2004, respectively, were as follows:

•	Adjusted earnings per diluted share were $1.80 versus $1.75
•	Adjusted net income was $190.0 million as compared with $183.1 million
•	Sales reached $3,674.5 million as compared with $3,046.8 million

For the 2005 year-to-date period, cash flow from operations was $175.3 million versus the $133.2 million in the first nine months of 2004.

Omnicare Outlook

In commenting on the outlook for Omnicare and the industry, Gemunder said, “Ongoing trends in government reimbursement reductions, both state and federal, as well as competitive pricing pressures continue to be facts of life for our industry. We continue to address the challenges presented by pricing and reimbursement issues by broadening our business and through productivity enhancement and cost reduction programs designed to help offset these trends. Moreover, we expect the impact of reimbursement reductions from state Medicaid programs to be greatly reduced with the advent of the new Medicare Drug Benefit on January 1, 2006.”

Under the new Medicare Part D benefit, Prescription Drug Plans, or PDPs, sponsored by commercial insurers or other risk-bearing entities approved by the Centers for Medicare and Medicaid Services (CMS) will offer a drug benefit to Medicare-eligible beneficiaries, including those dually eligible under Medicaid, which will include many residents of the skilled nursing facilities served by Omnicare.

"We remain highly focused on the upcoming implementation of the Medicare Drug Benefit. While bringing about sweeping change in our industry, we believe we are well-positioned to add value under the new Medicare Part D benefit. To date, Omnicare has signed numerous agreements with Medicare Part D Plans across the United States, including a number of organizations planning to provide national coverage, as well as many agreements with regional and local plans also intending to provide the Medicare Prescription Drug Benefit beginning in 2006. The PDPs with whom we’ve partnered have largely recognized the specialized services required for long-term care residents, as well as Omnicare’s experience and expertise in providing pharmaceutical care in this market. As the enrollment process begins, we are busy educating our long-term care facility clients and their residents on the availability and implementation of the new drug benefit,” added Gemunder.

“Looking ahead, we are proceeding in a careful, measured way to integrate NeighborCare into our existing operations. As we have said previously, we expect the acquisition to be significantly accretive to Omnicare's diluted earnings per share in 2006 and beyond. Moreover, we are excited about the expanded growth platform provided by excelleRx and RxCrossroads," said Gemunder.

“Overall, Omnicare’s revenue and earnings growth outlook remains positive given our strong underlying fundamentals and our proven growth strategy – one that has allowed us to provide shareholder value in many types of industry conditions. With this, and our demonstrated ability to maintain financial strength and flexibility, we see numerous opportunities to leverage our business both through internal and external growth in the year to come.”

Webcast Today

Omnicare will hold a conference call to discuss third-quarter results Wednesday, November 2, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522

Calling from other countries: 706-634-6522

Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1,441,000 beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare also provides distribution and patient assistance services for specialty pharmaceuticals and offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward Looking Statements

In addition to historical information, this press release contains certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management's views and assumptions regarding business performance as of the time the statements are made, and management does not undertake any obligation to update these statements. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) and all statements which are not statements of historical fact. Forward-looking statements in this report include, but are not limited to, the following: expectations concerning the Company's financial performance, results of operations, sales, earnings or business outlook; expectations regarding acquisitions; trends in the long-term healthcare and contract research industries generally; expectations concerning the Company's ability to leverage its core business; the impact of the NeighborCare, excelleRx and RxCrossroads acquisitions and the continued successful integration of acquired companies; anticipated growth in alternative institutional markets such as correctional facilities, hospice care, mental health and personal care or supportive living facilities; expectations concerning continued relative stability in the operating environment in the long-term care industry; the ability to leverage the Company's CRO business and its core pharmacy business as anticipated; volatility in the CRO business; anticipated business performance of the CRO; expectations in the CRO business resulting from streamlining and globalization efforts, the Company's unique capabilities in the geriatric market and strength of presence in the drug development marketplace; trends in healthcare funding issues, including, but not limited to, state Medicaid budgets, enrollee eligibility, escalating drug prices due to higher utilization among seniors and the aging of the population; expectations concerning increasing Medicare admissions and improving occupancy rates; the introduction of more expensive medications and the increasing use of generic medications; the impact of any changes in healthcare policy relating to the future funding of the Medicaid and Medicare programs; the cost-effectiveness of pharmaceuticals in treating chronic illnesses for the elderly; the impact of the Medicare drug benefit, signed into law in December 2003 and effective in 2006, and its implementing regulations; the effect of any changes and considerations in long-term healthcare funding policies for Medicare and Medicaid programs; the ability of the Company to utilize its expertise in geriatric pharmaceutical care and pharmaceutical cost management and its database on drug utilization and outcomes in the elderly to meet the anticipated challenges of the healthcare environment and the implementation of the Medicare drug benefit; the effectiveness of the Company's growth strategy in allowing the Company to maximize cash flow, maintain a strong financial position, enhance the efficiency of its operations and continue to develop the Company's franchise in the geriatric pharmaceutical market; the ability of expansion in the Company's core business to provide the Company greater ability to leverage its clinical services and information business, thereby enhancing cost advantages in the institutional pharmacy market; and expectations concerning opportunities for future growth. These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and contract research industries; competition in the pharmaceutical, long-term care and contract research industries; the impact of consolidation in the pharmaceutical and long-term care industries; trends in long-term care occupancy rates and demographics; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company's businesses; expectations concerning the development and performance of the Company's informatics business; the effectiveness of the Company's formulary compliance program; trends in drug pricing, including the impact and pace of pharmaceutical price increases; delays and reductions in reimbursement by the government and other payors to customers and to the Company as a result of pressures on federal and state budgets or for other reasons; the overall financial condition of the Company's customers; the ability of the Company to assess and react to the financial condition of its customers; the effectiveness of the Company's pharmaceutical purchasing programs and its ability to obtain discounts and manage pharmaceutical costs; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies and the ability to realize anticipated sales, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement rates and the impact of other cost control measures; the impact on the Company's sales, profits and margins resulting from market trends in the use of newer branded drugs versus generic drugs; the number and usage of generic drugs and price competition in the drug marketplace; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the ability to benefit from streamlining and globalization efforts at the CRO; trends concerning CRO backlog; the effectiveness of the Company's implementation and expansion of its clinical and other service programs; the effect of new legislation, government regulations, and/or executive orders, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; the impact of the Medicare drug benefit and its implementing regulations; legislation and regulations affecting payment and reimbursement rates for skilled nursing facilities; trends in federal and state budgets and their impact on Medicaid reimbursement rates; government budgetary pressures and shifting priorities; the Company's ability to adjust to federal and state budget shortfalls; efforts by payors to control costs; the failure of the Company or the long-term care facilities it serves to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to the CRO business for regulatory or other reasons; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; the impact of consolidation in the pharmaceutical and long-term care industries; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005		2004		2005		2004
Sales	$1,448,454		$1,049,412		$3,652,268		$3,033,207
Reimbursable out-of-pockets	6,523	(a)	4,521	(a)	22,252	(a)	13,602	(a)

Total net sales	1,454,977		1,053,933		3,674,520		3,046,809

Cost of sales	1,087,381		790,842		2,747,027		2,264,349
Reimbursed out-of-pocket expenses	6,523	(a)	4,521	(a)	22,252	(a)	13,602	(a)

Total direct costs	1,093,904		795,363		2,769,279		2,277,951

Gross profit	361,073		258,570		905,241		768,858
Selling, general and administrative expenses	212,970		152,249		527,724		434,238
Restructuring and other related charges	8,950	(b)	—		8,950	(b)	—

Operating income	139,153	(b)	106,321	(c)	368,567	(b)(d)	334,620	(c)
Investment income	1,212		691		3,456		2,230
Interest expense	(46,857)	(b)	(17,582)		(87,215)	(b)	(51,537)

Income before income taxes	93,508		89,430		284,808		285,313
Income taxes	35,009		33,544		106,582		105,482

Net income	$58,499	(b)	$55,886	(c)	$178,226	(b)(d)	$179,831	(c)

Earnings per share ("EPS"): (e)
Basic	$0.57	(b)	$0.54	(c)	$1.74	(b)(d)	$1.73	(c)

Diluted	$0.54	(b)(f)	$0.52	(c)(g)	$1.67	(b)(d)(f)	$1.65	(c)(g)

Weighted average number of common
shares outstanding:
Basic	103,292		104,171		102,481		103,876

Diluted	108,038	(f)	112,808	(g)	107,593	(f)	113,174	(g)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (h)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

	Pharmacy Services		CRO Services		Corporate and Consolidating		Consolidated Totals

Three Months Ended September 30, 2005:
Adjusted sales	$1,410,653		$37,801	(i)	$—		$1,448,454	(i)

Adjusted operating income	$158,242	(j)	$3,763	(j)	$(13,902)	(j)	$148,103	(j)
Depreciation and amortization	21,734		511		678		22,923

Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA") (k)	$179,976	(j)	$4,274	(j)	$(13,224)	(j)	$171,026	(j)

Three Months Ended September 30, 2004:
Adjusted sales	$1,020,972		$28,440	(i)	$—		$1,049,412	(i)

Adjusted operating income	$120,032	(j)	$3,161		$(11,712)		$111,481	(j)
Depreciation and amortization	13,160		336		656		14,152

Adjusted EBITDA (k)	$133,192	(j)	$3,497		$(11,056)		$125,633	(j)

Nine Months Ended September 30, 2005:
Adjusted sales	$3,533,955		$118,313	(i)	$—		$3,652,268	(i)

Adjusted operating income	$410,961	(j)	$10,032	(j)	$(41,092)	(j)	$379,901	(j)
Depreciation and amortization	48,567		1,495		2,003		52,065

Adjusted EBITDA (k)	$459,528	(j)	$11,527	(j)	$(39,089)	(j)	$431,966	(j)

Nine Months Ended September 30, 2004:
Adjusted sales	$2,946,253		$86,954	(i)	$—		$3,033,207	(i)

Adjusted operating income	$364,011	(j)	$9,637		$(33,868)		$339,780	(j)
Depreciation and amortization	38,902		1,037		1,883		41,822

Adjusted EBITDA (k)	$402,913	(j)	$10,674		$(31,985)		$381,602	(j)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	September 30, 2005	December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$204,038	$84,169
Restricted cash	7,049	262
Deposit with drug wholesaler	78,972	44,000
Accounts receivable, net	1,256,242	838,705
Unbilled receivables	18,656	14,007
Inventories	433,808	331,367
Deferred income tax benefits	116,656	94,567
Other current assets	193,796	142,702

Total current assets	2,309,217	1,549,779

Properties and equipment, net	258,681	142,421
Goodwill	3,978,307	2,003,223
Other noncurrent assets	476,669	203,758

Total noncurrent assets	4,713,657	2,349,402

Total assets	$7,022,874	$3,899,181

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$394,562	$282,956
Accrued employee compensation	48,858	19,820
Deferred revenue	24,099	24,245
Current debt	1,905,389	25,218
Other current liabilities and income taxes payable	194,265	115,243

Total current liabilities	2,567,173	467,482

Long-term debt	939,519	281,559
8.125% senior subordinated notes, due 2011	375,000	375,000
6.125% senior subordinated notes, net, due 2013	231,554	232,508
4.00% junior subordinated convertible debentures, due 2033 (l)	345,000	345,000
Deferred income tax liabilities	241,841	137,593
Other noncurrent liabilities	172,602	132,931

Total noncurrent liabilities	2,305,516	1,504,591

Total liabilities	4,872,689	1,972,073

Stockholders' equity	2,150,185	1,927,108

Total liabilities and stockholders' equity	$7,022,874	$3,899,181

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005

Cash flows from operating activities:
Net income	$58,499	$178,226
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation	13,128	29,482
Amortization	9,795	22,583
Provision for doubtful accounts	15,602	40,352
Deferred tax provision	1,568	27,574
Write-off of debt issuance costs	1,914	1,914
Changes in assets and liabilities, net of effects
from acquisition of businesses	(7,003)	(124,787)

Net cash flows from operating activities	93,503	175,344

Cash flows from investing activities:
Acquisition of businesses	(2,488,554)	(2,566,335)
Capital expenditures	(6,734)	(14,672)
Other	(7)	(5,859)

Net cash flows from investing activities	(2,495,295)	(2,586,866)

Cash flows from financing activities:
Borrowings on line of credit facilities and term A loan	3,128,000	3,543,000
Payments on line of credit facilities and term A loan	(641,077)	(1,068,385)
Proceeds from long-term borrowings and obligations	166	41,546
Payments on long-term borrowings and obligations	(577)	(612)
Fees paid for financing arrangements	(12,725)	(14,179)
Change in cash overdraft balance	5,754	8,054
Proceeds from stock awards and exercise of stock options and
warrants, net of stock tendered in payment	24,847	30,339
Dividends paid	(2,398)	(7,135)

Net cash flows from financing activities	2,501,990	2,532,628

Effect of exchange rate changes on cash	(423)	(1,237)

Net increase in cash and cash equivalents	99,775	119,869
Cash and cash equivalents at beginning
of period	104,263	84,169

Cash and cash equivalents at
end of period	$204,038	$204,038

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions,
Non-GAAP Basis (h)
(000s, except per share amounts)
Unaudited

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005		2004		2005		2004
Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$139,153		$106,321		$368,567		$334,620
Special items (j)	8,950		5,160		11,334		5,160

Adjusted EBIT (j)	$148,103		$111,481		$379,901		$339,780

Adjusted income before income taxes:
Income before income taxes	$93,508		$89,430		$284,808		$285,313
Special items (j)	16,415		5,160		18,799		5,160

Adjusted income before income taxes (j)	$109,923		$94,590		$303,607		$290,473

Adjusted net income:
Net income	$58,499		$55,886		$178,226		$179,831
Special items, net of taxes (j)	10,269		3,225		11,761		3,225

Adjusted net income (j)	$68,768		$59,111		$189,987		$183,056

Adjusted earnings per share ("EPS"): (e)
Basic EPS	$0.57		$0.54		$1.74		$1.73
Special items, net of taxes (j)	0.10		0.03		0.11		0.03
Adjusted basic EPS (j)	$0.67		$0.57		$1.85		$1.76

Diluted EPS	$0.54	(f)	$0.52	(g)	$1.67	(f)	$1.65	(g)
Special items, net of taxes (j)	0.10		0.03		0.11		0.03
Adjusted diluted EPS (j)	$0.64	(f)	$0.54	(g)	$1.78	(f)	$1.68	(g)

Diluted EPS, excluding "if-converted"
impact of 4.00% junior subordinated convertible
debentures, due 2033 ("4.00% debentures")	$0.54	(f)	$0.54	(g)	$1.69	(f)	$1.72	(g)

Adjusted diluted EPS, excluding 4.00% debentures (j)	$0.64	(f)	$0.57	(g)	$1.80	(f)	$1.75	(g)

Weighted average number of shares outstanding:
Diluted	108,038	(f)	112,808	(g)	107,593	(f)	113,174	(g)
Subtract: "If-converted" impact of 4.00% debentures	(275)	(f)	(8,451)	(g)	(2,252)	(f)	(8,451)	(g)

Adjusted diluted, excluding 4.00% debentures	107,763	(f)	104,357	(g)	105,341	(f)	104,723	(g)

Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA"): (k)
EBIT	$139,153		$106,321		$368,567		$334,620
Depreciation and amortization	22,923		14,152		52,065		41,822

EBITDA (k)	162,076		120,473		420,632		376,442
Special items (j)	8,950		5,160		11,334		5,160

Adjusted EBITDA (j)(k)	$171,026		$125,633		$431,966		$381,602

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004		2005	2004
Net cash flows from operating activities:
EBITDA (k)	$162,076	$120,473		$420,632	$376,442
Subtract:
Interest expense, net of investment income	(45,645)	(16,891)		(83,759)	(49,307)
Income taxes	(35,009)	(33,544)		(106,582)	(105,482)
Changes in assets and liabilities, net of effects from
acquisition of businesses	(7,003)	(72,244)	(m)	(124,787)	(176,352)	(m)
Add:
Provision for doubtful accounts	15,602	11,534		40,352	33,424
Deferred tax provision	1,568	29,386		27,574	54,473
Write-off of debt issuance costs	1,914	—		1,914	—

Net cash flows from operating activities	$93,503	$38,714	(m)	$175,344	$133,198	(m)

Free cash flow: (n)
Net cash flows from operating activities	$93,503	$38,714		$175,344	$133,198
Capital expenditures	(6,734)	(3,749)		(14,672)	(13,586)
Dividends	(2,398)	(2,350)		(7,135)	(7,030)

Free cash flow (n)	$84,371	$32,615		$153,537	$112,582

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT	$153,803	$114,872		$405,375	$358,851
Special items (j)	4,439	5,160		5,586	5,160

Adjusted EBIT - Pharmacy Services (j)	$158,242	$120,032		$410,961	$364,011

Adjusted EBITDA - Pharmacy Services: (k)
EBITDA (k)	$175,537	$128,032		$453,942	$397,753
Special items (j)	4,439	5,160		5,586	5,160

Adjusted EBITDA - Pharmacy Services (j)(k)	$179,976	$133,192		$459,528	$402,913

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(14,677)	$(11,712)	$(43,104)	$(33,868)
Special items (j)	775	—	2,012	—

Adjusted EBIT - Corporate and Consolidating (j)	$(13,902)	$(11,712)	$(41,092)	$(33,868)

Adjusted EBITDA - Corporate and Consolidating: (k)
EBITDA (k)	$(13,999)	$(11,056)	$(41,101)	$(31,985)
Special items (j)	775	—	2,012	—

Adjusted EBITDA - Corporate and Consolidating (j)(k)	$(13,224)	$(11,056)	$(39,089)	$(31,985)

Segment Reconciliations - CRO Services:
Adjusted Sales - CRO Services:
Total net sales (a)	$44,324	$32,961	$140,565	$100,556
Reimbursable out-of-pockets (a)	(6,523)	(4,521)	(22,252)	(13,602)

Adjusted sales (i)	$37,801	$28,440	$118,313	$86,954

Adjusted EBIT - CRO Services:
EBIT	$27	$3,161	$6,296	$9,637
Special items (j)	3,736	—	3,736	—

Adjusted EBIT - CRO Services (j)	$3,763	$3,161	$10,032	$9,637

Adjusted EBITDA - CRO Services: (k)
EBITDA (k)	$538	$3,497	$7,791	$10,674
Special items (j)	3,736	—	3,736	—

Adjusted EBITDA - CRO Services (j)(k)	$4,274	$3,497	$11,527	$10,674

DEFINITIONS:
GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).
Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Footnotes to Financial Information

(000s, except per share amounts)

Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as revenues and direct costs. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)	The three and nine months ended September 30, 2005 include the following special charges:
(i)

Operating income includes a restructuring charge of $8,950 before taxes ($5,599 after taxes, or $0.05 per diluted share) in connection with the Company’s previously disclosed consolidation and productivity initiatives related, in part, to the integration of the NeighborCare, Inc. acquisition.

(ii)

Interest expense includes a special charge of $7,465 before taxes ($4,670 after taxes, or $0.04 per diluted share) in connection with the debt extinguishment and new debt issuance costs in connection with the financing arrangement undertaken to provide interim funding for the NeighborCare, Inc., RxCrossroads LLC and excelleRx, Inc. transactions.

(c)

The three and nine months ended September 30, 2004 include a special charge of $5,160 before taxes ($3,225 after taxes, or $0.03 per diluted share) in connection with certain state Medicaid audits related to prior periods.

(d)

The nine months ended September 30, 2005 include special charges of $1,147 before taxes ($719 after taxes, or $0.01 per diluted share) for acquisition-related expenses pertaining to a proposed transaction that was not consummated, and $1,237 before taxes ($773 after taxes, or $0.01 per diluted share) relating to professional fees and expenses incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (“New Trust PIERS”) exchange offer, as further discussed in footnote (f) below.

(e)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) and interest expense, net of taxes, are reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(f)

On March 8, 2005, Omnicare exchanged 96.7% of its outstanding 4.00% Trust Preferred Income Equity Redeemable Securities ("Old Trust PIERS") for an equal amount of the New Trust PIERS (the "Exchange"). See footnote (g) for a discussion of the impact to earnings results for periods prior to the Exchange. The effect of the Exchange was to reduce the amount of shares assumed converted to 275 and 2,252 for the three and nine months ended September 30, 2005, respectively. Additionally, interest expense, net of taxes, that is added back to net income for purposes of

Omnicare, Inc. and Subsidiary Companies

Footnotes to Financial Information

(000s, except per share amounts)

Unaudited

calculating diluted earnings per share was reduced to $72 and $1,886 for the three and nine months ended September 30, 2005, respectively.

(g)

In December 2004, the EITF of the Financial Accounting Standards Board ratified EITF No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share" ("EITF No. 04-8"), which requires the shares underlying contingently convertible debt instruments to be included in diluted earnings per share computations using the "if-converted" accounting method, regardless of whether the market price trigger has been met. Under that method, the convertible debentures are assumed to be converted to common shares (weighted for the number of days assumed to be outstanding during the period), and interest expense, net of taxes, related to the convertible debentures is added back to net income. Diluted earnings per common share amounts were retroactively restated for all prior periods to give effect to the application of EITF No. 04-8 relating to the Company's 4.00% junior subordinated convertible debentures ("Old 4.00% Debentures") issued in the second quarter of 2003. The effect of Omnicare's fourth quarter 2004 adoption of EITF No. 04-8 was to decrease diluted earnings per share $0.02 and $0.07 for the three and nine months ended September 30, 2004, respectively. For purposes of the "if-converted" calculation, 8,451 shares were assumed to be converted for the three and nine months ended September 30, 2004. Additionally, interest expense, net of taxes, of $2,266 and $6,797 for the three and nine months ended September 30, 2004, respectively, was added back to net income for purposes of calculating diluted earnings per share using this method. The effect of EITF No. 04-8 on the Company's 2005 earnings results was to decrease diluted earnings per share by $0.02 for the nine months ended September 30, 2005. There was no impact on diluted earnings per share for the three months ended September 30, 2005.

(h)

Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted results provide added insight into the Company's performance by focusing on the results generated by the Company's ongoing core operations. Management uses the adjusted results for measurement purposes. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(i)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.
(j)

The noted presentation for the three and nine months ended September 30, 2005 and 2004 excludes the special charges discussed in footnotes (b), (c) and (d) above. Management believes these items are not related to the ongoing operations of Omnicare.

Omnicare, Inc. and Subsidiary Companies

Footnotes to Financial Information

(000s, except per share amounts)

Unaudited

(k)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors find EBITDA to be a useful tool for measuring a company's ability to service its debt, which is also the primary purpose for which management uses this financial measure. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare's calculation of EBITDA may differ from the calculation of EBITDA by others.

(l)

On March 8, 2005, Omnicare completed its offer to exchange up to $345,000 aggregate liquidation amount of the Old Trust PIERS of Omnicare's subsidiary, Omnicare Capital Trust I, for an equal amount of the New Trust PIERS of Omnicare's subsidiary, Omnicare Capital Trust II, plus an exchange fee of $0.125 per $50 stated liquidation amount of the Old Trust PIERS. After the expiration of the exchange offer, approximately $334 million of the Old 4.00% Debentures was replaced with Series B 4.00% junior subordinated convertible debentures ("New 4.00% Debentures"), with approximately $11 million of the Old 4.00% Debentures still outstanding. Omnicare commenced the exchange offer to remove the effect to diluted earnings per share the Old 4.00% Debentures had after the issuance of EITF No. 04-8, as further discussed in footnotes (f) and (g) above.

(m)	The presentation of movements in cash overdraft balances as net cash flows from financing activities have been reclassified in the prior year to conform to the current year presentation.
(n)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.